                           OFFER TO PURCHASE FOR CASH
                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK
                                      AND
                       ANY AND ALL OUTSTANDING SHARES OF
            CUMULATIVE VOTING CONVERTIBLE PREFERRED STOCK, SERIES B
                                       OF
                             OLD STONE CORPORATION
                                       AT
                           $1.00 NET PER COMMON SHARE
                               AND $4.00 NET PER
            CUMULATIVE VOTING CONVERTIBLE PREFERRED SHARE, SERIES B
                                       BY
                           MANITCORE PROPERTIES, LLC


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                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
        12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY DECEMBER 12, 1997,
                         UNLESS THE OFFER IS EXTENDED.
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                                                              November 14, 1997

To Our Clients:

         Enclosed for your consideration is an Offer to Purchase, dated November 14, 1997 (the "Offer to Purchase"), and the related Letters of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by Manticore Properties, LLC, a Delaware limited liability company (the "Purchaser") wholly owned by Gotham Partners, L.P., a New York limited partnership ("Gotham"), and Gotham Partners II, L.P., a New York limited partnership ("Gotham II"; together, the "Funds"), to purchase all outstanding shares of common stock, par value $1.00 per share ("Common Shares") and all outstanding shares of Cumulative Voting Convertible Preferred Stock, Series B, par value $1.00 per share ("Preferred Shares" and with the Common Shares, the "Shares") of Old Stone Corporation, a Rhode Island corporation (the "Company"), at a price of $1.00 per Common Share and $4.00 per Preferred Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase.

         THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTERS OF TRANSMITTAL ARE FURNISHED TO YOU FOR YOUR

INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Your attention is invited to the following:

                   1. The tender price is $1.00 per Common Share and $4.00 per Preferred Share, net to the seller in cash, without interest thereon.

                   2. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, December 12, 1997, unless the Offer is extended.

                   3. The Offer is being made for any and all outstanding
         Shares.

                   4. The Offer is not conditioned on the receipt of financing or upon any minimum number of shares being tendered.

                   5. Tendering shareholders will not be obligated to pay brokerage fees or commissions. Except as set forth in Instruction 6 of the Letters of Transmittal, tendering shareholders will not be obligated to pay stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

                   6. The Purchaser will pay soliciting dealer's fees to us of $.10 per Common Share and $.40 per Preferred Share tendered and purchased on the Offer in connection with the solicitation of tenders of Shares by our clients pursuant to the Offer. In addition, the Purchaser will, upon request, reimburse us for customary mailing and handling expenses incurred by us in forwarding the endorsed materials to our clients.

         The Offer is made solely by the Offer to Purchase and the related Letters of Transmittal. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. To the extent the Purchaser becomes aware of any state law that would limit the class of offerees in the Offer, the Purchaser will amend the Offer and, depending on the timing of such amendment, if any, will extend the Offer to provide adequate dissemination of such information to such holders of shares prior to the expiration of the Offer. In any jurisdiction the securities, blue sky or other laws of which require the Offer to be made by a licensed broker or dealer, the Offer is intended to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

         If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form contained in this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                         ALL OUTSTANDING COMMON SHARES
                                       OF
                             OLD STONE CORPORATION

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 14, 1997, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the Offer by Manticore Properties, LLC, a Delaware limited liability company (the "Purchaser") wholly owned by Gotham Partners, L.P., a New York limited partnership ("Gotham"), and Gotham Partners II, L.P., a New York limited partnership ("Gotham II"; together, the "Funds"), to purchase all outstanding shares of common stock, par value $1.00 per share ("Common Shares"), of Old Stone Corporation, a Rhode Island corporation (the "Company"), at a price equal to $1.00 per Common Share, net to the seller in cash.

         This will instruct you to tender to the Purchaser the number of Common Shares indicated below (or, if no number is indicated below, all Common Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Number of Common Shares to be Tendered*:

                                            Common Shares
--------------------------------------------

Account Number:
               -----------------------------
Dated:
      --------------------------------------


                                   SIGN HERE

                 ----------------------------------------------
                                  Signature(s)

                 ----------------------------------------------
                          Please type or print name(s)

                 ----------------------------------------------
                     Please type or print address(es) here

Area Code and Telephone Number
                               --------------------------------------

Taxpayer Identification or
Social Security Number(s)

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* Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                        ALL OUTSTANDING PREFERRED SHARES
                                       OF
                             OLD STONE CORPORATION

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 14, 1997, and the related Letters of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the Offer by Manticore Properties, LLC, a Delaware limited liability company (the "Purchaser") wholly owned by Gotham Partners, L.P., a New York limited partnership ("Gotham"), and Gotham Partners II, L.P., a New York limited partnership ("Gotham II"; together, the "Funds"), to purchase all outstanding shares of Cumulative Voting Convertible Preferred Stock, par value $1.00 per share ("Preferred Shares"), of Old Stone Corporation, a Rhode Island corporation (the "Company"), at a price equal to $4.00 per Preferred Share, net to the seller in cash.

         This will instruct you to tender to the Purchaser the number of Preferred Shares indicated below (or, if no number is indicated below, all Preferred Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Number of Preferred Shares to be Tendered*:

                                            Preferred Shares
--------------------------------------------

Account Number:
               -----------------------------
Dated:
      --------------------------------------


                                   SIGN HERE

                 ----------------------------------------------
                                  Signature(s)

                 ----------------------------------------------
                          Please type or print name(s)

                 ----------------------------------------------
                     Please type or print address(es) here

Area Code and Telephone Number
                               --------------------------------------

Taxpayer Identification or
Social Security Number(s)

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* Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered.